Exhibit 10.22

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease ("Second Amendment") is entered into, and dated for reference purposes, as of September 30, 2014, (the "Execution Date") by and between RGA REAL ESTATE HOLDINGS, LLC, a Missouri limited liability company, as Landlord ('Landlord") and EPSILON DATA MANAGEMENT, LLC, as Tenant ("Tenant"), with reference to the following facts:

WHEREAS, Sterling Properties LLC and Sterling Direct, Inc. entered into a Lease dated September 22, 1997 and an addendum to Lease also dated September 22, 1997 with respect to a 116,783 SF Office/Production/Warehouse Facility located at One American Eagle Plaza, Earth City, Missouri 63045 (collectively, the "Original Lease"); and

WHEREAS, Sterling Direct, Inc. transferred its right, title, interests and obligations in the Original Lease to The Reynolds and Reynolds Company on October 1, 1999; and

WHEREAS, The Reynolds and Reynolds Company transferred its right, title, interests and obligations in the Original Lease to ISG e-CRM Acquisitions Company on August 2, 2000; and

WHEREAS, ISG e-CRM Acquisitions Company subsequently changed its name to The Relizon e-CRM Company on August 14, 2000; and

WHEREAS, The Relizon e-CRM Company was purchased by ADS Alliance Data Systems, Inc. on October 28, 2004; and

WHEREAS, The Relizon e-CRM Company changed its name to Epsilon Marketing Services, Inc. on or about October 29, 2004; and

WHEREAS, Sterling Properties, LLC and Epsilon Marketing Services, Inc. executed Addendum #2 to the Original Lease dated March 17, 2005; and

WHEREAS, Epsilon Marketing Services, Inc. transferred its right, title, interests and obligations in the Original Lease to Epsilon Data Management, LLC on or about January 1, 2006; and

WHEREAS, On or about July 6, 2006 Sterling Properties LLC transferred its right, title, interests and obligations as Landlord in the Original Lease as amended to Bekins Properties LLC.; and

WHEREAS, Bekins Properties LLC and Epsilon Data Management, LLC entered into a First Amendment to Lease effective September 1, 2011; and

WHEREAS, on or about August 28th, 2013 the building in which the leased premises is located was conveyed to RGA Real Estate Holdings, LLC, resulting in RGA Real Estate Holdings, LLC assuming the Original Lease and First Amendment to Lease and becoming the successor Landlord to Bekins Properties LLC; and

WHEREAS, Landlord and Tenant have agreed to amend the Original Lease as amended by Addendum #2 and the First Amendment to Lease (collectively, the "Lease") as set forth herein.

        NOW, THEREFORE, for good and valuable consideration, and in consideration of the covenants and agreements herein contained, the parties hereby agree to amend the Lease as follows:

1.	Effective January 1, 2015, the Lease Term will be extended Twenty-Four (24) months to December 31, 2016.

2.	NET Rent for the extended Lease term shall be $ annually.

3.	Landlord, at Landlord's expense, will agree to perform the following maintenance and improvements (the "Improvements"):
a)	Repair the asphalt in the areas shown on Exhibit A attached hereto.
b)	Replace all damaged curbs.
c)	Concrete loading ramp to be caulked.
d)	Replace, if necessary as determined by Landlord, any or all of the HVAC rooftop units shown on Exhibit B attached hereto. Landlord is currently investigating the condition of the HVAC units, and if is determined that the remaining useful life of any unit(s) is not at least equal to the extended term of the Lease, Landlord will replace such unit(s).

4.	The Improvements shall be performed in a good and workmanlike manner and shall be completed by Landlord no later than December 31, 2014. Prior to commencing the Improvements, Landlord shall provide Tenant with a schedule of construction. Landlord will use reasonable efforts to complete the Improvements with minimal interference to the operation of Tenant's business at the Premises.

5.	The following sentence (contained in the Original Lease) is hereby deleted from the Lease:

"The maximum deductible on all coverages and policies is $25,000."

In exchange for the deletion of the above sentence, Tenant will cause its parent corporation, Alliance Data Systems Corporation, to immediately deliver to Landlord a Lease Guaranty in the form attached hereto as Exhibit C.

6.	Except as hereinabove amended, the Lease remains in full force and effect in accordance with its terms including utilities, real estate taxes and operating expenses.

7.	This Second Amendment taken together with the Lease, together with all amendments, exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Second Amendment and the Lease, and no provision of the Lease as so amended may be modified, amended, waived or discharged in whole or in part, except by a written instrument executed by all of the parties hereto.

8.	Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Second Amendment, that the person executing this Second Amendment is fully empowered to do so, that no consent or authorization is necessary from any third party, and that this Second Amendment is valid, binding and legally enforceable in accordance with its terms. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

IN WITNESS THEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.

TENANT:

EPSILON DATA MANAGEMENT, LLC

By: /s/ Paul Dundon
Name: Paul Dundon
Title: CFO

LANDLORD:

RGA REAL ESTATE HOLDINGS, LLC

By:  /s/ Michael D. McLellan
Name: Michael D. McLellan
Title: SVP, Head of Real Estate Investments